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                                                                    EXHIBIT 99.1

                             THE UNIMARK GROUP, INC.

                                                                    NEWS RELEASE

                              FOR IMMEDIATE RELEASE

                             THE UNIMARK GROUP, INC.
                              ANNOUNCES SALE OF ITS
                         PACKAGED FRUIT BUSINESS SEGMENT

Bartonville, TX August 31, 2004 - The UniMark Group, Inc. (OTC Pink Sheets:
"UNMG.PK") announced today that it has sold its packaged fruit business segment to Del Monte Corporation in a transaction valued at approximately $11.0 million. The transaction included the sale of all outstanding shares of the company's Mexican subsidiary, Industrias Citricolas de Montemorelos, S.A. de C.V. ("ICMOSA"). In connection with the transaction, UniMark anticipates receiving approximately $950,000 in cash. As part of the transaction, approximately $7.0 million of defaulted ICMOSA bank debt was retired. In 2000, UniMark sold Del Monte its Sunfresh(R) brand.

Said Jakes Jordaan, President and CEO, "The packaged fruit divestiture represents a significant step in our new business strategy to become a producer and marketer of high quality branded fruit products."

ABOUT THE UNIMARK GROUP, INC.

The UniMark Group, Inc. is a producer and marketer of high quality branded fruit.

Further information about UniMark may also be obtained from a number of sources via the Internet. UniMark is filing the Purchase Agreement as an Exhibit to its Current Report on Form 8-K with the Securities and Exchange Commission. Government filings may be accessed through http://www.freeedgar.com or http://www.sec.gov and at http://finance.yahoo.com.

This press release contains forward-looking statements conveying management's expectations as to the future based on plans, estimates and projections at the time such statements are made. The forward-looking statements contained in this press release include statements related to business strategy and receipt of consideration in connection with the transaction described herein. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement, including risks and uncertainties described in more detail, from time to time, in the Company's filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarterly period September 30, 2003. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

COMPANY CONTACT:                           Jakes Jordaan, President and CEO
                                           817-491-2992

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